WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 10 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 11 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 12 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 14

                  Limited Partnership Units at $1,000 per Unit

                                  Best Efforts
                            DEALER MANAGER AGREEMENT

                                                            __________, 2001


WNC Capital Corporation
3158 Redhill Avenue, Suite 120
Costa Mesa, California 92626
     as Dealer-Manager for the above described Units

Ladies and Gentlemen:

     WNC & ASSOCIATES, INC., the general partner ("Fund Manager") of, and on behalf of, WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9, WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 10, WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 11, WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 12, WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13 and WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 14 (collectively, the "Fund" and individually, a "Series"), pursuant to the Agreement of Limited Partnership of each Series (the "Partnership Agreement") set forth as Exhibit B to the Prospectus (as hereinafter defined), hereby confirms its agreement with you as follows:

1. Description of Securities. Subject to the terms hereof the Fund proposes to issue and to offer for sale pursuant to the Prospectus its limited
partnership   units  (the  "Units") through you and  those  licensed  brokers designated by you. The purchase price of each Unit will be $1,000 payable in cash or cash and a Promissory Note (the "Promissory Note") as discussed in the Prospectus.

2. Representations, Warranties and Agreements of Each Series and the Fund Manager. Each Series and the Fund Manager, jointly and severally, represent and warrant to, and agree with, you as follows:

     (a) The Fund has prepared and filed with the Securities and Exchange Commission (the "Commission") a Registration Statement and amendments thereto, on Form S-11 covering the registration of the Units under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus. Such preliminary prospectus bears, and any amended prospectus will bear, the legend required by the rules and regulations of the Commission under the 1933 Act (the "1933 Act Rules and Regulations"). Such Registration Statement, in the form it first becomes effective and as thereafter amended from time to time, and the final prospectus, as supplemented from time to time, are herein respectively called the "Registration Statement" and the "Prospectus."

     (b) The Registration Statement and the Prospectus will contain all statements which are required to be stated therein in accordance with the 1933 Act and the 1933 Act Rules and

                  Regulations, and neither the Registration Statement nor the Prospectus will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading. In this connection, it is understood by each Series and the Fund Manager that Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD") requires that you determine that all material facts relating to the subject offering are adequately and accurately disclosed to prospective subscribers and provide a basis for evaluating the offering, and each Series and the Fund Manager therefore specifically represent and warrant that:

               (i) all items of compensation payable to the Fund Manager and its Affiliates are and will be set forth in the Prospectus under the caption "Management Compensation";

               (ii) all properties to be acquired by any Series which is conducting an offering of its Units are and will be described in the Prospectus during the term of such offering under the caption "Local Limited Partnership Investments";

               (iii) all material tax aspects are and will be set forth in the Prospectus under the captions "Federal Income Tax Considerations" and "The Low Income Housing Credit";

               (iv) the financial position and business experience of the Fund Manager are and will be accurately and adequately reflected in the Prospectus under the captions "Management," "Prior Performance Information" and "Financial Statements";

               (v) all material conflicts of interest and risk factors are and will be set forth in the Prospectus under the captions "Conflicts of Interest" and "Risk Factors"; and

               (vi) all pertinent facts relating to the liquidity and marketability of the Units are and will be set forth in the Prospectus under the captions "Risk Factors - Risks related to the Series and the Series' partnership agreement - Lack of Liquidity of Investment" and "Transferability of Units."

     (c) The accountants who have certified or shall certify the audited financial statements filed and to be filed with the Commission as parts of the Registration Statement and the Prospectus are independent accountants as required by the 1933 Act and the 1933 Act Rules and Regulations.

     (d) The financial statements filed with and as part of the Registration Statement present fairly the financial positions of the respective entities addressed therein as of the date of such financial statements, in conformity with generally accepted accounting principles applied on a consistent basis throughout the period involved.

     (e) Except as set forth in or contemplated by the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, of any Series or the Fund Manager; and except as set forth in or contemplated by the Registration Statement and the Prospectus, neither any Series nor the Fund Manager has incurred any liability or obligation or entered into any transaction since the date as of which information is given in the Registration Statement and the Prospectus, other than in the ordinary course of business, which is material to the financial condition of any such person.

     (f) The Units conform to the description thereof contained in the Prospectus in all material respects.

     (g) Neither the issuance nor the sale of the Units, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with, result in a breach of, or constitute a default under the terms of, any indenture, or other material agreement or instrument to which any Series or the Fund Manager is, or will be, a party or is, or will be, bound, or, to the best of the knowledge of such persons, any order or regulation applicable to any Series or the Fund Manager of any court, regulatory body, administrative agency or governmental body having jurisdiction over any such person or any of their respective assets or operations.

     (h) The Units, when issued, will be duly authorized, validly issued, fully paid and nonassessable.

     (i) Each Series has been, or prior to commencement of its offering of Units will be, duly formed pursuant to the California Revised Limited Partnership Act and is, or will be, validly existing as a limited partnership in good standing under the laws of the State of California with full power and authority to own properties (or interests therein) and conduct its business as described in the Prospectus.

     (j) The person or persons who have signed this Dealer Manager Agreement on behalf of each Series and the Fund Manager are duly authorized so to sign, and this Dealer Manager Agreement has been duly executed and delivered by, and is the valid, legal and binding agreement of, each Series and the Fund Manager enforceable in accordance with its terms.

     (k) Each Series will disclose in each annual report distributed to investors pursuant to Section 13(a) of the Securities Act of 1934 (the "1934 Act") a per Unit estimated value, the method by which the estimated value was developed, and the date of the data used to develop the estimated value.

3. Representations and Warranties of the Dealer-Manager. You represent and warrant to and agree with each Series and the Fund Manager as follows:

     (a) You are a member in good standing of the NASD, and will maintain such membership throughout the term of this Agreement.

     (b) You will comply with all Federal laws pertaining to the sale of securities, the laws of the jurisdictions in which you sell the Units, the 1933 Act Rules and Regulations and the Constitution, By-Laws and Rules of the Association of the NASD, and Rule 15c2-4 under the 1934 Act as interpreted in NASD Notice to Members 84-64 (which requires that during the escrow period checks be transmitted by you to the escrow agent as soon as practicable, but in any event by noon of the second business day following receipt by you).

     (c) You will make no sale of the Units unless such sale is preceded or accompanied by the Prospectus.

     (d) You will assist the Fund in qualifying or registering the Units for sale under the laws of the State of California and such other jurisdictions as to which you and the Fund Manager shall mutually agree.

     (e) You will (i) diligently make inquiries as required by law of all prospective investors in order to ascertain whether a purchase of Units is suitable for the investors and (ii) inform each prospective investor of all pertinent facts relating to the liquidity and marketability of the Units during the term of the investment. In recommending a purchase, sale or exchange of the Units you shall:

                  (1) have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, investment experience, other investments, income, net worth, financial situation and needs, and any other information known by you, that:

                         (a) the participant is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including specifically the Federal income tax benefits;

                         (b) the participant has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity;

                         (c) the participant meets the minimum income and net worth standards established by the jurisdiction in which such participant is a resident;

                         (d) the program is otherwise suitable for the participant; and

                  (2) maintain in your files documents disclosing the basis upon which the determination of suitability was reached as to each participant for the longer of (i) six years from the date of the investment; (ii) the period prescribed by Rule 17a-4 under the 1934 Act; or (iii) the period required by applicable state blue sky laws.

     (f) All Investor Forms and all subscription funds and Promissory Notes received by you shall be promptly transmitted to USbank, or such other bank as may be selected to act as escrow agent for the Fund. As used herein, the term "promptly transmitted" shall have the meaning set forth in Rule 15c2-4 under the 1934 Act.

     (g) You will execute no transaction in a discretionary account without prior written approval of the transaction by the investor.

4. Sale of Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree to sell the Units on a "best efforts" basis, as agent for the Fund. You are authorized to enlist other members of the NASD ("Soliciting Dealers"), acceptable to the Fund to sell the Units. As compensation for these services, the Fund agrees that it will pay you a retail selling commission in an amount equal to 7% of the offering price of the Units sold pursuant to the terms of this Agreement, a Dealer-Manager fee of 2% of the offering price of the Units sold pursuant to the terms of this Agreement and a nonaccountable expense reimbursement in an amount equal to 1% of the offering price of the Units sold pursuant to the terms of this Agreement. You will pay wholesaling compensation to your personnel, and your overhead costs attributable to underwriting activities, out of the commissions, fees and expense reimbursements you will receive hereunder. In no event will the aggregate amount of all selling compensation paid in connection with the offering exceed a total equal to 10% of the Gross Proceeds, plus an additional one-half of 1% as provided in the following sentence. The Fund may, in the Fund Manager's discretion, reimburse the Soliciting Dealers for their bona fide and accountable expenses for due diligence purposes, in an amount not to exceed one-half of l% of the offering price of the Units sold pursuant to this Agreement. As part of the selling compensation described above, a Series may establish sales incentive programs as described in the Prospectus, subject to the prior review and approval of the NASD and compliance with all applicable NASD rules and procedures.

Notwithstanding the preceding, as described more fully in the Prospectus under the caption "Terms of the Offering and Plan of Distribution," the retail selling commission payable in connection with subscriptions for $100,000 or more of the Units in one or more Series or other syndications sponsored by the Sponsor will be determined in accordance with the following schedule:

       Amount of Subscription by any   Selling Commission on the
       "Purchaser"(1)                  Offering Price

           $100,000 to $199,000                   5.5%
           $200,000 to $299,000                   4.5%
           $300,000 to $399,000                   3.5%
           $400,000 to $499,000                   2.5%
            $500,000 and over                     1.5%(2)

      ------------------
      (1) As defined in the Prospectus under "Terms of the Offering and Plan of Distribution."
      (2) Provided that the Fund and the Fund Manager may further reduce the retail selling commission with respect to subscriptions to $500,000 and over, but any such reduction will be the same for investors making investments of substantially the same size.

and provided, further, that all selling compensation may be reduced with respect to investments by certain investors, as set forth in the Prospectus under "Terms of the Offering and Plan of Distribution."

The Fund further agrees that it will pay the retail selling commissions, Dealer-Manager fee and expense reimbursements with respect to the purchase price of each Unit in a Series upon (a) the release to the Series from the escrow account in which they are to be deposited the subscription proceeds attributable to such Unit and (b) the admission of the purchaser of such Unit as a limited partner of the Series. It is expressly understood and agreed that the Fund Manager has reserved the right to accept or reject any subscriptions for Units as set forth in the Prospectus and no retail selling commission, Dealer-Manager fee or expense reimbursement will be payable to you or any of the Soliciting Dealers with respect to the tender of any subscription which is rejected by you or the Fund Manager as aforesaid. Similarly, in the event a Series shall not receive in cash the full amount of the public offering price of a Unit, whether by reason of the failure of the subscriber to pay the amounts required under his Promissory Note or otherwise, no retail selling commission, Dealer-Manager fee or expense reimbursement in respect of the unpaid public offering price shall be payable to you or any of the Soliciting Dealers. Furthermore, no subscription may be deemed binding until at least five days after delivery of a Prospectus to the subscriber. Moreover, in the event of the failure of you and the Soliciting Dealers to sell at least 1,400 of the Units offered in a Series prior to the termination of that Series offering by the Fund Manager, neither the Fund Manager nor any Series shall have any liability for the payment of any commissions or fees hereunder.

5. Certain Covenants of Each Series and the Fund Manager. Each Series and the Fund Manager covenant and agree with you as follows:

     (a) The Fund will not at any time file or make any amendment or supplement to the Registration Statement or Prospectus of which you shall not have previously been advised and furnished a copy, or to which you shall object in writing.

     (b) The Fund will advise you immediately, and confirm the advice in writing, (i) when the Registration Statement shall have become effective with the Commission, (ii) when any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (iii) of any request of the Commission for amendment or supplementation of the Registration Statement or Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification or registration of the Units for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purposes. The Fund will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof, if issued.

     (c) The Fund will deliver to you without charge, and when requested, such number of copies of the preliminary and amended preliminary prospectus, and the Prospectus (as supplemented or amended, if the Fund shall have made any supplements or amendments to the Prospectus) as you may reasonably request.

     (d) The Fund will comply to the best of its ability with the 1933 Act and the 1933 Act Rules and Regulations so as to permit the continuance of sales of and dealings in the Units under the 1933 Act. If at any time when a prospectus is required to be delivered under the 1933 Act, an event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading or to make the Prospectus comply with the 1933 Act, the Fund will notify you promptly thereof and will furnish to you an amendment or supplement which will correct such statement in accordance with the requirements of Section 10 of the 1933 Act.

     (e) The Fund will use its best efforts to qualify or register the Units for sale under the laws of the State of California and such other jurisdictions as to which the Fund Manager and you shall mutually agree and will comply to the best of its ability with such laws so as to permit the continuance of sales of and dealings in the Units thereunder.

     (f) The Fund will furnish to you copies of all such documents, reports and information as shall be of general interest and are furnished by the Fund to investors in the Units generally.

     (g) The Fund and the Fund Manager will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement, preliminary and amended preliminary prospectus and Prospectus, including fees of legal counsel for the Fund, the qualifying or registering of the Units under the laws of certain jurisdictions as aforesaid, including filing fees and fees and disbursements of counsel in connection therewith, and the cost of furnishing to you and the Soliciting Dealers copies of the Registration Statement, preliminary and amended preliminary prospectus and Prospectus as herein provided.

6. Conditions to Dealer-Manager's Obligations. Within a period of five days after the effective date of the Prospectus (the "Effective Date"), there shall be furnished to you the following:

     (a) The favorable opinion of Derenthal & Dannhauser, counsel for the parties to this Agreement, in form and substance satisfactory to you, respecting certain matters arising under Federal securities laws.

     (b) A certificate, dated the Effective Date, signed by or on behalf of the Fund Manager, to the effect that (i) the representations and warranties of each Series and the Fund Manager contained in this Agreement are correct; and (ii) the signers of said certificate have carefully examined the Registration Statement and the Prospectus, and in their opinion (A) neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) there are no material legal or governmental proceedings to which the Fund Manager or any Series is a party or of which the business or assets of any such person are the subject which are not disclosed in the Registration Statement and the Prospectus.

     (c) A letter addressed to you from BDO Seidman, LLP dated not earlier than the business day immediately preceding the Effective Date, stating that:

                  (i) With respect to each Series and the Fund Manager they are "independent public accountants" as such term is defined in the 1933 Act and the 1933 Act Rules and

                           Regulations, and they were not employed by any such person on a contingent basis and they (and their partners and associates individually) do not, either at the time of the preparation of financial statements reported upon by them or at any time thereafter, have substantial interest in any Series or the Fund Manager or any parent of any such person (as such term is defined in Rule 405 of the 1933 Act Rules and Regulations) or have any connection with any such person as a promoter, underwriter, voting trustee, director, officer, partner or employee.

                  (ii) In their opinion, the balance sheets reported upon by them and included in the Registration Statement comply in all material respects with all of the accounting requirements contained in the 1933 Act and the 1933 Act Rules and Regulations with respect to Registration Statements on Form S-11.

                  (iii) On the basis of inquiries of officers of the Fund Manager responsible for financial and accounting matters and such other procedures as they have deemed adequate in connection with said opinion, nothing has come to their attention which caused them to believe that at a specific date within five days of the date of such letter there was any material change from amounts shown on the balance sheets included in the Prospectus except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur.

7.    Indemnification.

     (a) The Fund shall indemnify and hold you and any Soliciting Dealers harmless against any losses, claims, damages or liabilities, joint or several:

                  (i) to which you or any Soliciting Dealer may become subject under the 1933 Act, the 1934 Act, the various state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or in any sales literature furnished by the Fund, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; or

(ii) to which you or any Soliciting Dealer may become subject due to the misrepresentation by the Fund or its agents (other than you or any Soliciting Dealer) of material facts in connection with the sale of the Units, unless the misrepresentation of such material facts was the direct result of misleading information provided to the Fund by you or any Soliciting Dealer; or

(iii) to which you or any Soliciting Dealer may become subject as a result of any breach by the Fund of the representations, warranties or agreements contained herein.

                  The Fund will reimburse you and any Soliciting Dealers for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability (or actions in respect thereof); provided, however, that the Fund shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or in any sales literature, in reliance upon and in conformity with written information furnished to the Fund by you or any Soliciting Dealer specifically for use in the preparation thereof. This indemnity agreement shall be in addition to any liabilities which the Fund may otherwise have in connection with this offering. The foregoing indemnity agreement shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls you or any Soliciting Dealer within the meaning of the 1933 Act.

                  Notwithstanding the foregoing provisions of this Section 7(a), neither you, any Soliciting Dealer nor any controlling person thereof shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for Federal or state securities law violations, the party seeking such indemnification shall place before the court the positions of the Securities and Exchange Commission, the California Commissioner of Corporations, and any other state securities administrator whose rules require such disclosure with respect to the issue of indemnification for securities law violations, provided that at least one of the investors has an address in such state.

     (b) You agree and each Soliciting Dealer will agree to indemnify and hold harmless each Series and the Fund Manager against any losses, claims, damages or liabilities, joint or several, to which any Series or the Fund Manager may become subject, under the 1933 Act, the 1934 Act, the various state securities laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or in any sales literature, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or in any sales literature, in reliance upon and in conformity with written information furnished by you or such Soliciting Dealer specifically for use in the preparation thereof, or any breach by you or such Soliciting Dealer, as the case may be, of your or its respective representations, warranties or agreements contained herein or in a Soliciting Dealers Agreement between you and the Soliciting Dealer; and you and such Soliciting Dealer will reimburse each Series and the Fund Manager for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof). This indemnity agreement shall be in addition to any liabilities which you or any Soliciting Dealer may otherwise have in connection with this offering. The foregoing indemnity agreement shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls each Series and the Fund Manager within the meaning of the 1933 Act.

     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subparagraphs (a) and (b) of this Paragraph 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subparagraph. In case any such action shall be brought against such indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnifying and indemnified parties, and after the indemnified party shall have received notice from the agreed upon counsel that the defense has been so assumed, in the event that the indemnified party nonetheless elects to participate in the defense of any such action for any reason other than the presence of a conflict of interest, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

8. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of California.

9. Notices. Except as otherwise provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Fund, a Series or the Fund Manager, such notice shall be in writing addressed to such person or persons, as the case may be, at 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626 and (b) whenever notice is required by the provisions of this Agreement to be given to the Dealer-Manager or the Soliciting Dealers, such notice shall be in writing addressed to you at 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626.

10. Benefit. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

11. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Partnership Agreement.

         If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                  Very truly yours,

                  WNC HOUSING TAX CREDIT FUND VI, L.P.,
                  SERIES 9 THROUGH SERIES 14

                  By:      WNC & Associates, Inc.,
                           General Partner

                           By:      /s/WILFRED N. COOPER, JR.,
                                    --------------------------
                                    Wilfred N. Cooper, Jr.,
                                    President


Accepted this _____ day of ________, 2001:

WNC CAPITAL CORPORATION,
Dealer-Manager

By:      /s /WILFRED N. COOPER, JR.
         --------------------------
         Wilfred N. Cooper, Jr.,
         President

By:      /S/THERESA I. CHAMPANY,
         -----------------------
         Theresa I. Champany,
         Vice President




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